SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                  CURRENT REPORT UNDER SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported):   January 25, 2000
                        Commission File Number: 0-25386


                               FX ENERGY, INC.
     ----------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                               87-0504461
     -------------------------------      ---------------------------------
     State or other jurisdiction of                   IRS Employer
     incorporation or organization)               Identification No.)


           3006 HIGHLAND DRIVE
                SUITE 206
           SALT LAKE CITY, UTAH                          84106
     -------------------------------      ---------------------------------
     (Address of Principal Executive                  (Zip Code)
                 Offices)


              Registrant's Telephone Number, including Area Code:
                               (801) 486-5555
                           ----------------------



                                    N/A
     ----------------------------------------------------------------------
     (Former name, former address, and formal fiscal year, if changed since last report)

--------------------------------------------------------------------------------

                             ITEM 5.  OTHER EVENTS

--------------------------------------------------------------------------------

     FX ENERGY, INC. announced January 25, 2000, that the Wilga exploratory well tested at a combined rate of 16.9 million cubic feet (MMcf) of gas and 570 barrels of condensate per day. The Wilga well is the first conventional gas discovery by a non-Polish operator in the Republic of Poland. FX Energy and Apache each have a 45% working interest in the well and the Polish Oil and Gas Company (POGC) participated for 10%. The well is operated by Apache.

     The producer was tested in three Carboniferous-age zones between 7,732 feet and 8,550 feet. The well is located on block 255 of the Vistula Concession in the Lublin basin about 25 miles southeast of Warsaw. The partners in the well plan to drill an appraisal well. Discussions are under way with POGC concerning general development plans, including possible connection to an existing pipeline approximately 12 miles away.

     FX Energy and its partners are exploring and evaluating approximately 15.8 million acres in Poland. In addition, FX Energy is pursuing acquisition and exploitation opportunities to complement its ongoing long-term exploration program in Poland. Its shares are traded on NASDAQ.

     Apache Corporation is a large oil and gas independent with operations in the United States, Canada, Egypt, Western Australia, Poland and the People's Republic of China. Its common shares are traded on the New York and Chicago stock exchanges.


--------------------------------------------------------------------------------

                                   SIGNATURES

--------------------------------------------------------------------------------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  January 25, 2000                  FX ENERGY, INC.



                                          By:  /s/ Scott J. Duncan,
                                               Vice-President